Exhibit 5.1

Flangas Law Group

Writer's email: kps@fdlawlv.com

November 19, 2025

The Board of Directors

Kartoon Studios, Inc.

190 N. Canon Drive, 4th Floor

Beverly Hills, CA 90210

Re:	Kartoon Studios, Inc. Registration Statement on Form S-1/A

Ladies and Gentlemen:

We have acted as special Nevada counsel to Kartoon Studios, Inc., a Nevada corporation (the “Company”) and have examined the Registration Statement on Form S-1 (as it may be amended from time to time, the “Registration Statement”) to be filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the registration of up to 10,596,262 shares of common stock, par value $0.001 per share (the “Common Stock”), of Kartoon Studios, Inc. by the Selling Stockholders identified in this prospectus (the “Selling Stockholders”), including their pledgees, assignees, donees, transferees or their respective successors-in-interest consisting of: (i) 9,903,049 shares of Common Stock (the “Common Warrant Shares”) issuable upon exercise of warrants (the “Common Warrants”) purchased by an institutional investor (the “Investor”) in a private placement transaction (the “October 2025 Private Placement”) pursuant to the terms of a securities purchase agreement, dated as of October 20, 2025, between us and the Investor; and (ii) 693,213 shares of Common Stock (the “Placement Agent Warrant Shares”) issuable upon the exercise of warrants (the “Placement Agent Warrants”) issued to Dawson James Securities, Inc. (“Dawson James”) and its designees as partial compensation for Dawson James acting as exclusive placement agent in connection with the October 2025 Private Placement. The Shares are being registered on behalf of certain stockholders of the Company (each a “Selling Stockholder” and, collectively, the “Selling Stockholders”), which shares are issuable upon exercise of warrants issued to the Selling Stockholders in a private placement transaction that was effected.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein.

We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the state of Nevada. We express no opinion with respect to any other laws or with respect to the “blue sky” securities laws of any state.

In our examination of documents for purposes of this opinion, we have relied on the accuracy of representations to us by officers of the Company with respect to all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

For purposes of the opinion expressed below, we have assumed that a sufficient number of authorized but unissued shares of the Company’s common stock will be available for issuance when the Securities are issued.

1

The Board of Directors

Kartoon Studios, Inc.

November 19, 2025

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1.	The Company is a corporation validly existing and in good standing under the laws of the state of Nevada.

2.	The Common Warrants have been duly authorized.

3.	The Common Warrant Shares have been duly authorized and, when issued and sold by the Company and delivered by the Company upon valid exercise of the Common Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Common Warrants, such Common Warrant Shares will be validly issued, fully paid and non-assessable.

4.	The Placement Agent Warrants have been duly authorized.

5.	The Placement Agent Warrant Shares have been duly authorized and, when issued and sold by the Company and delivered by the Company upon valid exercise of the Placement Agent Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Placement Agent Warrants, such Placement Agent Warrant Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1(a) to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/FLANGAS LAW GROUP

FLANGAS LAW GROUP